AMENDMENT TO

MASTER GLOBAL CUSTODIAL SERVICES AGREEMENT

THIS AMENDMENT made as of April 24th, 2023 ("Amendment") to that certain Master Global Custodial Services Agreement dated as of August 5th, 2008 (as amended and in effect as of the date hereof, "Agreement"), by and among (i) Victory Portfolios, Victory Portfolios II and Victory Variable Insurance Funds, each a Delaware Statutory Trust (each, a "Trust") on behalf of each Fund underneath the name of that Trust on Exhibit 1 to the Agreement (the "Funds Appendix"), severally and not jointly (each, a "Fund" and collectively, with each Trust acting on behalf of such Funds, the "Client") and (ii) Citibank, N.A., acting as a global custodian through its office located in New York ("Custodian" and, with the Client, referred to herein individually as "Party" and collectively as "Parties"). All capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, the Custodian performs certain custodial services for the Client pursuant to the Agreement;

WHEREAS, the Parties wish to replaces the existing Funds Appendix to reflect the name changes to some Funds, the removal of certain existing Funds and the addition of new funds.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.List of Funds (Exhibit 1)

Exhibit 1 of the Agreement is deleted and replaced with Exhibit 1 attached hereto.

2.Representations and Warranties.

(a)Each Party represents and warrants to the other that it has full power and authority to enter into and perform this Amendment, that this Amendment has been duly authorized and, when executed and delivered by it, will constitute a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b)The Client represents that it has provided this Amendment to the Boards.

3.Miscellaneous.

(a)This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)Each reference to the Agreement in the Agreement and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Victory Portfolios, acting for and on behalf of each of its Funds, severally and not jointly.

Victory Portfolios II, acting for and on behalf of each of its Funds, severally and not jointly

By:	/s/ Christopher Dyer	By:	/s/ Christopher Dyer
Name:	Christopher Dyer	Name:	Christopher Dyer
Title:	President	Title:	President
Date:	4/19/ 2023	Date:	4/19/ 2023
Victory Variable Insurance Funds,		Citibank, N.A.
acting for and on behalf of each of its
Funds, severally and not jointly.
By:		By:	/s Patrick E. Curtin
Name:	Christopher Dyer	Name:	Patrick E. Curtin
Title:	President	Title:	Managing Director
Date:	4/19/ 2023	Date:	April 21t, 2023

Exhibit 1 (Funds Appendix
List of Funds (as of April 24, 2023)

	Old Name	New Name (as of April 24, 2023)
Victory Portfolios
1.	Victory Diversified Stock Fund
2.	Victory Floating Rate Fund
3.	Victory Global Energy Transition Fund
4.	Victory High Income Municipal Bond Fund
5.	Victory High Yield Fund
6.	Victory INCORE Fund for Income
7.	Victory INCORE Investment Grade Convertible Fund
8.	Victory INCORE Low Duration Bond Fund
9.	Victory INCORE Total Return Bond Fund
10.	Victory Integrity Discovery Fund
11.	Victory Integrity Mid-Cap Value Fund
12.	Victory Integrity Small-Cap Value Fund
13.	Victory Integrity Small/Mid-Cap Value Fund
14.	Victory Munder Mid-Cap Core Growth Fund
15.	Victory Munder Multi-Cap Fund
16.	Victory RS Global Fund
17.	Victory RS Growth Fund
18.	Victory RS International Fund
19.	Victory RS Investors Fund
20.	Victory RS Large Cap Alpha Fund
21.	Victory RS Mid Cap Growth Fund
22.	Victory RS Partners Fund
23.	Victory RS Science and Technology Fund
24.	Victory RS Select Growth Fund
25.	Victory RS Small Cap Equity Fund
26.	Victory RS Small Cap Growth Fund
27.	Victory RS Value Fund
28.	Victory S&P 500 Index Fund
29.	Victory Sophus Emerging Markets Fund
30.	Victory Special Value Fund
31.	Victory Strategic Allocation Fund
32.	Victory Sycamore Established Value Fund
33.	Victory Sycamore Small Company Opportunity Fund
34.	Victory Tax-Exempt Fund
35.	Victory Trivalent International Fund-Core Equity
36.	Victory Trivalent International Small-Cap Fund
37.	Victory THB US Small Opportunities Fund
** Pending Launch	3

	Old Name	New Name (as of April 24, 2023)
Victory Variable Insurance Funds
1.	Victory High Yield VIP Series
2.	Victory RS International VIP Series
3.	Victory RS Large Cap Alpha VIP Series
4.	Victory RS Small Cap Growth Equity VIP Series
5.	Victory 500 Index VIP Series
6.	Victory Sophus Emerging Markets VIP Series

Victory Portfolios II – Mutual Funds
1. Victory US 500 Enhanced Volatility Wtd Index Fund
2. Victory Market Neutral Income Fund

Victory Portfolios II – ETFs
1.	VictoryShares Developed Enhanced Volatility Wtd ETF
2.	VictoryShares Dividend Accelerator ETF
3.	VictoryShares International High Div Volatility Wtd ETF
4.	VictoryShares International Volatility Wtd ETF
5.	VictoryShares US 500 Enhanced Volatility Wtd ETF
6.	VictoryShares US 500 Volatility Wtd ETF
7.	VictoryShares US Discovery Enhanced Volatility Wtd ETF
8.	VictoryShares US EQ Income Enhanced Volatility Wtd ETF
9.	VictoryShares US Large Cap High Div Volatility Wtd ETF
10.	VictoryShares US Multi-Factor Minimum Volatility ETF
11.	VictoryShares US Small Cap Volatility Wtd ETF
12.	VictoryShares US Small Cap High Div Volatility Wtd ETF
13.	VictoryShares USAA Core Intermediate-Term Bond ETF	VictoryShares Core Intermediate Bond ETF
14.	VictoryShares USAA Core Short-Term Bond ETF	VictoryShares Short-Term Bond ETF
15.	VictoryShares Emerging Markets Value Momentum ETF
16.	VictoryShares International Value Momentum ETF
17.	VictoryShares US Small Mid Cap Value Momentum ETF
18.	VictoryShares US Value Momentum ETF
19.	VictoryShares NASDAQ Next 50 ETF
20.	VictoryShares THB Mid Cap ESG ETF
21.	VictoryShares ESG Core Plus Bond ETF	VictoryShares Core Plus Intermediate Bond ETF
22.	VictoryShares ESG Corporate Bond ETF	VictoryShares Corporate Bond ETF
23.	VictoryShares WestEnd US Sector ETF
24.	VictoryShares Free Cash Flow ETF **
25.	VictoryShares Small Cap Free Cash Flow ETF **

** Pending Launch	4